EXHIBIT 10.1
2008 Key Executive
Incentive Compensation Plan

Name:
Title:
Effective Date:	January 1, 2008

Plan Description

Plan Objective:	To provide key executives with incentives and rewards for achieving and exceeding 2008 LTF business goals.

Performance Measure:	• Year-to-Date Earnings Before Taxes (EBT)
• Annual Return on Invested Capital (ROIC)
Cash — Annualized
Target Pay: $_________
Guaranteed Pay: $_________
Incentive Details
•	Performance is based on LTF 2008 Fiscal Year, 1/1/08 — 12/31/08

•	Monthly payout opportunity

•	Based on Year-To-Date EBT Actual vs. Plan as of Month-End

•	Year end opportunity if ROIC is better than plan

2008 Key Executive
Incentive Compensation Plan
Monthly Incentive Formula
(Actual YTD EBT / Plan YTD EBT times YTD Target Pay) minus YTD Guaranteed Pay = Incentive Payout
Year-End Incentive Formula
(EBITDA minus Maintenance Capital Expenditures plus Rent Expense minus Taxes) / [Average Working Capital plus Average Fixed Assets plus (Rent Expense multiplied by 7)]
In connection with applying the year-end incentive formula, the amount of the payout, or pay-back, is dependent upon the relationship of actual ROIC to planned ROIC. The maximum payout, or pay-back, is capped at ten percent (10%) of the variable component of Target Pay (that is, Target Pay minus Guaranteed Pay). No payout or pay-back occurs if actual ROIC equals planned ROIC. The maximum payout would be earned if actual ROIC is greater than planned ROIC by twenty-five hundredths of a basis point (00.25%) and the maximum pay-back would be withheld if actual ROIC is less than planned ROIC by twenty-five hundredths of a basis point (00.25%). The actual payout or pay-back, as the case may be, will be determined by applying this formula on a straight-line basis.
Examples
Compensation Data
•	Annual Target Pay: $120,000

•	Annual Guaranteed Pay: $100,000

•	Monthly Target Pay: $10,000

•	Monthly Guaranteed Pay: $8,333
Example #1
•	YTD EBT Plan: $1,000,000

•	YTD EBT Actual: $1,100,000

•	Percent of Plan Attained: $1,100,000 / $1,000,000 = 110%

•	Incentive Payout: (110% x $10,000) — $8,333 = $2,667
Example #2
•	YTD EBT Plan: $1,000,000

•	YTD EBT Actual: $900,000

•	Percent of Plan Attained: $900,000 / $1,000,000 = 90%

•	Incentive Payout: (90% x $10,000) — $8,333 = $667
Example #3 (ROIC)
•	Variable Component of Target Pay: $20,000

•	ROIC Plan: 15.00%

•	ROIC Actual: 15.125%

•	Favorable to Plan to Cap: 50% (.125 / .250)

•	Percentage Payout Earned: 5% (50% * 10%)

•	Incentive Payout = $1,000

Administration
ROIC / EBT Performance
•	If Actual ROIC vs. Plan is unfavorable during the year, the company may withhold payout on the EBT component to offset the future negative variance.
Payout Timing
•	All payouts for the monthly incentive will be made via the payroll run which follows the month-end close (24th of the following month). The incentive amount reflects the previous month’s YTD performance.
•	Any year-end ROIC incentive will be made via the payroll run which follows the December month-end close, typically January 24th of the following year.
Plan Eligibility
•	Eligibility for a payout is cancelled when a plan participant voluntarily or involuntarily terminates employment before the payout date.
•	If the plan participant moves to a new position during the period, which has a different target pay opportunity, any incentive payments will be prorated for time in the respective positions.
•	Newly hired or promoted plan participants are eligible for plan participation beginning with the first day of the month following their hire date.
•	A pro-rated payment of the earned monthly incentive payout will be made if plan participant dies or becomes disabled during the eligibility period.
Approvals
•	All payouts must to be approved by the Internal Compensation Committee of Life Time Fitness, Inc., or its delegate(s).
•	The Compensation Committee of the Board of Directors of Life Time Fitness, Inc. must approve any and all exceptions to this plan in advance of any incentive payout.
IMPORTANT NOTE:
The plan, and any terms contained in the plan does not represent an employment agreement and does not assure or give evidence of continued employment or claim to continued employment of any plan participant for any time or period or position at any specified pay level.
This plan may be amended or terminated at any time by the Compensation Committee of the Board of Directors of Life Time Fitness, Inc. The plan, as described above, supersedes any and all plans, or earlier descriptions of the plan.